Exhibit 12.2

CERTIFICATION

I, Colm Doherty, the Group Managing Director of Allied Irish Banks, p.l.c., certify that:

1	I have reviewed this amendment to the annual report on Form 20-F/A of Allied Irish Banks, p.l.c.;

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: 27 September 2010

Signature:	/s/ Colm Doherty

Name:	Colm Doherty

Title:	Group Managing Director